UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 9, 2014
(Date of earliest event reported)

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
(Exact name of registrant as specified in its charter)

Washington	000-13468	91-1069248
(State or other jurisdiction of	(Commission File No.)	(IRS Employer Identification Number)
incorporation or organization)

1015 Third Avenue, 12th Floor, Seattle, Washington		98104
(Address of principal executive offices)		(Zip Code)

(206) 674-3400
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The following information is furnished pursuant to Item 5.02, “Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.”

On May 12, 2014, Expeditors International of Washington, Inc., a Washington corporation, issued a press release announcing the resignation of Peter J. Rose as a member of and the Chairman of the Company's Board of Directors. A copy of the press release is furnished as Exhibit 99.1 to this report.

Also on May 12, 2014, the Company issued a press release announcing the the appointment of Robert R. Wright as Chairman of the Company's Board of Directors. A copy of the press release is furnished as Exhibit 99.2 to this report.

On May 13, 2014, the Company issued a press release announcing the appointment of Philip M. Coughlin as the Company's President of Global Geographies and Operations with immediate effect. Prior to this appointment, Mr. Coughlin was the Company's Executive Vice President of North America. A copy of the press release is furnished as Exhibit 99.3 to this report.

Item 9.01 Financial Statements and Exhibits.

(d)     The following items are filed as exhibits to this report:

99.1	Press release, dated May 12, 2014 issued by Expeditors International of Washington, Inc. announcing the resignation of Peter J. Rose as member of and Chairman of the Company's Board of Directors.

99.2	Press release, dated May 12, 2014 issued by Expeditors International of Washington, Inc. announcing the appointment of Robert R. Wright as Chairman of the Company's Board of Directors.

99.3
Press release, dated May 13, 2014 issued by Expeditors International of Washington, Inc. announcing the appointment of Philip M. Coughlin as the Company's President of Global Geographies and Operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

May 13, 2014	/s/ JEFFREY S. MUSSER
Jeffrey S. Musser, President and Chief Executive Officer